Exhibit 99.1

Investor Relations Contacts:	Media Contact:
Antonella Franzen	Stephen Wasdick
+1-609-720-4665	+1-609-806-2262
afranzen@tyco.com	swasdick@tyco.com

Leila Peters
+1-609-720-4545
lpeters@tyco.com

FOR IMMEDIATE RELEASE:

TYCO REPORTS THIRD QUARTER 2014 EARNINGS
FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.54 PER SHARE
AND GAAP EARNINGS OF $0.93 PER SHARE

•	Revenue of $2.7 billion increases 5%, with 4% organic growth

•	Before special items, segment operating income increases 11% and segment operating margin improves 80 basis points to a record-high 14.5%

•	Diluted EPS from continuing operations before special items increases 17%

•	As previously announced, the company completed the divestiture of its ADT Korea security business and remaining interest in Atkore International for a combined $2.2 billion in proceeds

•	Company repurchased 13 million shares for $556 million during the quarter

(Income and EPS amounts are attributable to Tyco common shareholders)
($ millions, except per-share amounts)
(All prior periods have been recast to reflect certain businesses as discontinued operations)

	Q3 2014	Q3 2013	% Change
Revenue	$2,662	$2,537	5%
Segment Operating Income	$354	$279	27%
Operating Income	$296	$162	83%
Income from Continuing Operations	$434	$112	—
Diluted EPS from Continuing Operations	$0.93	$0.24	—
Special Items	$0.39	$(0.22)
Segment Operating Income Before Special Items	$386	$348	11%
Income from Continuing Ops Before Special Items	$253	$213	19%
Diluted EPS from Continuing Ops Before Special Items	$0.54	$0.46	17%

NEUHAUSEN, Switzerland, July 25, 2014 - Tyco (NYSE: TYC) today reported $0.93 in GAAP diluted earnings per share (EPS) from continuing operations for the fiscal third quarter of 2014 and diluted EPS from continuing operations before special items of $0.54. Revenue in the quarter increased 5% versus the prior year to $2.7 billion. Organic revenue grew 4% in the quarter, with growth across all segments, led by products with a 12% increase from the prior year quarter. Acquisitions contributed 2 percentage points of growth, which was partially offset by the impact of divestitures.

“The investments we have made to expand our product capabilities, combined with continued improvements in our operational execution, drove a 17% increase in earnings per share before special items in the quarter,” said Tyco Chief Executive Officer George R. Oliver. “The pickup in revenue growth we started to see last quarter continued, resulting in strong organic growth of 4%. In addition, we moved quickly to deploy the proceeds from our recent divestitures to maximize shareholder value, repurchasing 20 million shares over the past three months.”

Organic revenue, free cash flow, operating income, segment operating income, and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules as well as third quarter review slides can be found in the Investor Relations section of Tyco’s website at http://investors.tyco.com. Certain tables contain the symbol “-” to denote that the percentage change is not meaningful.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. All dollar amounts are pre-tax and stated in millions. During the quarter ended June 27, 2014, the company decided to sell certain businesses previously reported within its Rest of World Installation & Services operating segment. These businesses generated $41 million of revenue in fiscal 2013 with an operating loss of $11 million. Additionally, on March 3, 2014, Tyco announced that it reached a definitive agreement to sell its South Korean security business, ADT Korea, and completed the transaction on May 22, 2014. The results of these businesses have been classified as discontinued operations for the current and historical periods. The revenue and operating income results shown below have been adjusted to reflect these changes in all periods presented. All comparisons are to the fiscal third quarter of 2013 unless otherwise indicated.

North America Installation & Services

	Q3 2014	Q3 2013	% Change
Revenue	$968	$966	—
Operating Income	$117	$88	33%
Operating Margin	12.1%	9.1%
Special Items	$(17)	$(29)
Operating Income Before Special Items	$134	$117	15%
Operating Margin Before Special Items	13.8%	12.1%

Revenue of $968 million was relatively consistent with the prior year as organic revenue growth was offset by the impact of divestitures and changes in foreign currency exchange rates. Both service and installation revenue grew 1% for total organic revenue growth of 1% in the quarter. Backlog of $2.5 billion increased 1% year over year and 1% on a quarter sequential basis, excluding the impact of foreign currency.

Operating income for the quarter was $117 million and the operating margin was 12.1%. Special items of $17 million consisted primarily of separation and restructuring charges. Before special items, operating income was $134 million and the operating margin was 13.8%. The 170 basis point improvement in operating margin before special items resulted from improved execution and the benefit of restructuring and productivity initiatives.

Rest of World Installation & Services

	Q3 2014	Q3 2013	% Change
Revenue	$1,001	$971	3%
Operating Income	$101	$77	31%
Operating Margin	10.1%	7.9%
Special Items	$(11)	$(35)
Operating Income Before Special Items	$112	$112	—
Operating Margin Before Special Items	11.2%	11.5%

Revenue of $1.0 billion increased 3% compared to the prior year. Organic revenue growth of 2% consisted of 4% growth in installation and 1% growth in service revenue. Acquisitions contributed 3% to revenue growth, which was partially offset by the impact of divestitures. Backlog of $2.3 billion increased 8% year over year and was relatively flat on a quarter sequential basis, excluding the impact of foreign currency.

Operating income for the quarter was $101 million and the operating margin was 10.1%. Special items of $11 million consisted primarily of restructuring charges. Before special items, operating income was $112 million, and the operating margin declined 30 basis points to 11.2%. Year over year, the operating margin was impacted by the mix of businesses contributing to growth, as well as a lower percentage of high-margin service revenue.

Global Products

	Q3 2014	Q3 2013	% Change
Revenue	$693	$600	15.5%
Operating Income	$136	$114	19%
Operating Margin	19.6%	19.0
Special Items	$(4)	$(5)
Operating Income Before Special Items	$140	$119	18%
Operating Margin Before Special Items	20.2%	19.8%

Revenue of $693 million increased 15.5% in the quarter, including a 3% benefit from acquisitions. Organic revenue grew 12%, with strong growth across Life Safety, Security, and Fire Protection products. Organic growth in the quarter included a 5 percentage point benefit from increased shipments of Scott Safety Air-Pak X3s that had been building in backlog in advance of a late March regulatory approval.

Operating income for the quarter was $136 million and the operating margin was 19.6%. Special items of $4 million consisted primarily of restructuring charges. Before special items, operating income was $140 million and the operating margin increased 40 basis points to 20.2%. Operating leverage on increased revenue and productivity benefits were partially offset by the timing of incremental R&D investments as well as non-cash purchase accounting. Together, these items impacted the operating margin by 150 basis points.

OTHER ITEMS

•
Cash from operating activities was $152 million and free cash flow was $74 million, which included a cash outflow of $234 million, primarily related to a payment under our tax sharing agreements, as well as restructuring and separation activities. Adjusted free cash flow for the quarter was $308 million.

•	Corporate expense was $58 million for the quarter both before special items and on a GAAP basis, as restructuring and repositioning charges were offset by the benefit of other special items.

•	The tax rate before special items was 16.9% for the quarter.

•	During the quarter and through July 22, 2014, the company repurchased 20 million shares for $876 million. The remaining share repurchase authorization is now $1.1 billion.

•
During the fiscal third quarter, the company decided to sell certain businesses previously reported within its Rest of World Installation & Services operating segment. These businesses generated $41 million of revenue in fiscal 2013 with an operating loss of $11 million. The results of these businesses are reflected in discontinued operations for all periods presented.

•
As previously disclosed on May 22, 2014, the company completed the sale of its South Korean security business, ADT Korea, in a cash transaction valued at $1.93 billion. The results of this business are reflected in discontinued operations for all periods presented.

•
As previously disclosed on April 9, 2014, the company’s remaining stake in Atkore International, Tyco’s former electrical and metal products business, was redeemed by Atkore in a cash transaction for $250 million.

•
During the quarter, the company completed the acquisition of a commercial and residential security business in Belgium and reached an agreement to purchase a residential security business in Brazil, for a total of approximately $45 million in cash. On an annualized basis these businesses are expected to generate revenue of approximately $35 million.

ABOUT TYCO

Tyco (NYSE: TYC) is the world’s largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in annual revenue, Tyco has over 57,000 employees in more than 1,000 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s third quarter results for 2014 during a conference call and webcast today beginning at 8:00 a.m. Eastern time (ET). Today’s conference call for investors can be accessed in the following ways:

•	Live via webcast - through the Investor Relations section of Tyco’s website at http://investors.tyco.com,

•
Live via telephone (for “listen-only” participants and those who would like to ask a question) - by dialing 800-857-9797 (in the United States) or 517-308-9262 (outside the United States), passcode “Tyco”,

•
Replay via telephone - by dialing 866-456-9373 (in the United States) or 203-369-1274 (outside the United States), passcode 6779, from 10:00 a.m. (ET) on July 25, 2014, until 11:59 p.m. (ET) on August 1, 2014, and

•	Replay via webcast - through the “Presentations & Webcasts” link on the Investor Relations section of Tyco’s website: http://investors.tyco.com.

NON-GAAP MEASURES

Organic revenue, free cash flow (outflow) (FCF), and income from continuing operations, earnings per share (EPS) from continuing operations, operating income and segment operating income, in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that either do not reflect the underlying results and trends of the Company’s businesses or are not completely under management’s control. There are limitations associated with organic revenue, such as the fact that, as presented herein, the metric may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using organic revenue in combination with the GAAP numbers. Organic revenue may be used as a component in the company’s incentive compensation plans.

FCF is a useful measure of the company's cash that permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation and is available to service debt and make investments. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. It, or a measure that is based on it, may be used as a component in the company's incentive compensation plans. The difference reflects the impact from:

•	net capital expenditures,

•	dealer generated accounts and bulk accounts purchased,

•	cash paid for purchase accounting and holdback liabilities, and

•	voluntary pension contributions.

Capital expenditures and dealer generated and bulk accounts purchased are subtracted because they represent long-term investments that are required for normal business activities. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions are added because this activity is driven by economic financing decisions rather than operating activity. In addition, the company presents adjusted free cash flow, which is free cash flow, adjusted to exclude the cash impact of the special items highlighted below. This number provides information to investors regarding the cash impact of certain items management believes are useful to identify, as described below.

The limitation associated with using these cash flow metrics is that they adjust for cash items that are ultimately within management's and the Board of Directors' discretion to direct and therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. Furthermore, these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using FCF in combination with the GAAP cash flow numbers.

The company has presented its income and EPS from continuing operations, operating income and segment operating income before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, certain changes to accounting methodologies, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency, and presents corporate expense excluding special items. One or more of these measures may be used as components in the company's incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company's underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company's reported GAAP metrics, and these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company provides general corporate services to its segments and those costs are reported in the "Corporate and Other" segment. This segment's operating income (loss) is presented as "Corporate Expense." Segment Operating Income represents Tyco’s operating income excluding the Corporate and Other segment, and reflects the results of Tyco’s three operating segments. Segment Operating Income before special items reflects GAAP operating income adjusted for the special items noted in the paragraph above.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. In many cases forward-looking statements are identified by words, and variations of words, such as "anticipate", "estimate", "believe", “commit”, "confident", "continue", "could", "intend", "may", "plan", "potential", "predict", "positioned", "should", "will", "expect", "objective", "projection", "forecast", "goal", "guidance", "outlook", "effort", "target", and other similar words. However, the absence of these words does not mean the statements are not forward-looking. Examples of forward-looking statements include, but are not limited to, revenue, operating income, earnings per share and other financial projections, statements regarding the health and growth prospects of the industries and end markets in which Tyco operates, the leadership, resources, potential, priorities, and opportunities for Tyco in the future, Tyco’s credit profile, capital allocation priorities and other capital market related activities, and statements regarding Tyco's acquisition, divestiture, restructuring and other productivity initiatives. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. Tyco is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 and in subsequent filings with the Securities and Exchange Commission.

# # #

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	Quarters Ended		Nine Months Ended
	June 27, 2014	June 28, 2013	June 27, 2014	June 28, 2013

Revenue from product sales	$1,621	$1,484	$4,553	$4,319
Service revenue	1,041	1,053	3,083	3,144
Net revenue	2,662	2,537	7,636	7,463
Cost of product sales	1,106	1,000	3,108	2,956
Cost of services	572	606	1,725	1,813
Selling, general and administrative expenses	671	712	1,878	2,129
Separation costs	—	4	1	9
Restructuring and asset impairment charges, net	17	53	27	82
Operating income	296	162	897	474
Interest income	4	6	10	13
Interest expense	(24)	(26)	(73)	(75)
Other expense, net	—	(1)	(2)	(30)
Income from continuing operations before income taxes	276	141	832	382
Income tax expense	(55)	(23)	(164)	(56)
Equity gain (loss) in earnings of unconsolidated subsidiaries	215	(6)	206	(18)
Income from continuing operations	436	112	874	308
Income from discontinued operations, net of income taxes	1,016	23	1,057	62
Net income	1,452	135	1,931	370
Less: noncontrolling interest in subsidiaries net (loss) income	2	—	4	—
Net income attributable to Tyco common shareholders	$1,450	$135	$1,927	$370
Amounts attributable to Tyco common shareholders:
Income from continuing operations	$434	$112	$870	$308
Income from discontinued operations	1,016	23	1,057	62
Net income attributable to Tyco common shareholders	$1,450	$135	$1,927	$370
Basic earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.95	$0.24	$1.89	$0.66
Income from discontinued operations	2.22	0.05	2.29	0.14
Net income attributable to Tyco common shareholders	$3.17	$0.29	$4.18	$0.80
Diluted earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.93	$0.24	$1.85	$0.65
Income from discontinued operations	2.18	0.04	2.26	0.13
Net income attributable to Tyco common shareholders	$3.11	$0.28	$4.11	$0.78
Weighted average number of shares outstanding:
Basic	458	463	461	465
Diluted	466	471	469	473

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Current Report on Form 8-K filed on May 16, 2014 for the fiscal year ended September 27, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 28, 2014.

TYCO INTERNATIONAL LTD.
RESULTS OF SEGMENTS
(in millions)
(Unaudited)

	Quarters Ended				Nine Months Ended
	June 27, 2014		June 28, 2013		June 27, 2014		June 28, 2013
Net Revenue
NA Installation & Services	$968		$966		$2,864		$2,895
ROW Installation & Services	1,001		971		2,909		2,856
Global Products	693		600		1,863		1,712
Total Net Revenue	$2,662		$2,537		$7,636		$7,463

Operating Income and Margin
NA Installation & Services	$117	12.1%	$88	9.1%	$333	11.6%	$275	9.5%
ROW Installation & Services	101	10.1%	77	7.9%	308	10.6%	250	8.8%
Global Products	136	19.6%	114	19.0%	329	17.7%	188	11.0%
Corporate and Other	(58)	N/M	(117)	N/M	(73)	N/M	(239)	N/M
Operating Income and Margin	$296	11.1%	$162	6.4%	$897	11.7%	$474	6.4%

TYCO INTERNATIONAL LTD.
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	June 27, 2014	September 27, 2013
Assets
Current Assets:
Cash and cash equivalents	$1,912	$563
Accounts receivable, net	1,739	1,704
Inventories	650	645
Prepaid expenses and other current assets	1,141	839
Deferred income taxes	250	250
Assets held for sale	27	856
Total Current Assets	5,719	4,857
Property, plant and equipment, net	1,283	1,284
Goodwill	4,212	4,162
Intangible assets, net	765	791
Other assets	797	1,082
Total Assets	$12,776	$12,176

Liabilities and Equity
Current Liabilities:
Loans payable and current maturities of long-term debt	$20	$20
Accounts payable	851	848
Accrued and other current liabilities	1,962	1,852
Deferred revenue	411	393
Liabilities held for sale	15	236
Total Current Liabilities	3,259	3,349
Long-term debt	1,443	1,443
Deferred revenue	344	370
Other liabilities	1,689	1,881
Total Liabilities	6,735	7,043

Redeemable noncontrolling interest	13	12

Total Tyco shareholders' equity	6,002	5,098
Nonredeemable noncontrolling interest	26	23
Total Equity	6,028	5,121
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$12,776	$12,176

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Current Report on Form 8-K filed on May 16, 2014 for the fiscal year ended September 27, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 28, 2014.

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	For the Quarters Ended		For the Nine Months Ended
	June 27, 2014	June 28, 2013	June 27, 2014	June 28, 2013

Cash Flows From Operating Activities:
Net income attributable to Tyco common shareholders	$1,450	135	1,927	370
Noncontrolling interest in subsidiaries net income	2	—	4	—
Income from discontinued operations, net of income taxes	(1,016)	(23)	(1,057)	(62)
Income from continuing operations	436	112	874	308
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	89	95	270	284
Non-cash compensation expense	17	16	48	47
Deferred income taxes	29	(7)	85	(52)
Provision for losses on accounts receivable and inventory	8	16	31	52
Legacy legal matters	—	—	(92)	—
(Gain) loss on divestitures	—	4	(2)	10
Loss (gain) on investments	(219)	6	(214)	14
Other non-cash items	6	39	20	64
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(78)	(47)	(39)	(32)
Contracts in progress	(44)	(4)	(49)	(13)
Inventories	10	(39)	(13)	(71)
Prepaid expenses and other current assets	(6)	37	(35)	73
Accounts payable	63	45	15	(44)
Accrued and other liabilities	(140)	(26)	(360)	(231)
Deferred revenue	(23)	(6)	(13)	(1)
Other	4	(33)	(6)	(48)
Net cash provided by operating activities	152	208	520	360
Net cash provided by discontinued operating activities	25	60	100	117
Cash Flows From Investing Activities:
Capital expenditures	(75)	(65)	(210)	(205)
Proceeds from disposal of assets	1	—	7	4
Acquisition of businesses, net of cash acquired	(9)	(37)	(63)	(75)
Acquisition of dealer generated customer accounts and bulk account purchases	(4)	(4)	(20)	(14)
Sales and maturities of investments	142	64	283	103
Purchases of investments	(292)	(63)	(332)	(182)
Sale of equity investment	250	—	250	—
Other	(4)	12	2	6
Net cash provided by (used in) investing activities	9	(93)	(83)	(363)
Net cash provided by (used in) discontinued investing activities	1,846	(28)	1,789	(82)
Cash Flows From Financing Activities:
Proceeds from issuance of short-term debt	115	280	830	380
Repayment of short-term debt	(116)	(290)	(831)	(391)
Proceeds from exercise of share options	17	31	79	125
Dividends paid	(83)	(74)	(231)	(214)
Repurchase of common shares by treasury	(556)	(100)	(806)	(300)
Transfer from discontinued operations	1,871	94	1,889	65
Other	—	(18)	(10)	(35)
Net cash provided by (used in) financing activities	1,248	(77)	920	(370)
Net cash used in discontinued financing activities	(1,871)	(94)	(1,889)	(65)
Effect of currency translation on cash	8	(13)	(8)	(16)
Net increase (decrease) in cash and cash equivalents	1,417	(37)	1,349	(419)
Less: net decrease in cash and cash equivalents related to discontinued operations	—	(62)	—	(30)
Cash and cash equivalents at beginning of period	495	430	563	844
Cash and cash equivalents at end of period	$1,912	$455	$1,912	$455

Reconciliation to "Free Cash Flow":
Net cash provided by operating activities	$152	$208	$520	$360
Capital expenditures, net	(74)	(65)	(203)	(201)
Acquisition of dealer generated customer accounts and bulk account purchases	(4)	(4)	(20)	(14)
Purchase accounting and holdback liabilities	—	(1)	—	(7)
Free Cash Flow	$74	$138	$297	$138

Reconciliation to "Adjusted Free Cash Flow":
CIT settlement	$—	$—	$(17)	$—
IRS litigation costs	—	—	1	—
Separation costs	27	20	71	168
Restructuring and repositioning costs	23	20	79	61
Environmental remediation payments	6	11	60	24
Legal settlements	6	13	6	46
Net asbestos payments (recoveries)	6	26	13	(24)
Cash payment from Covidien/TE Connectivity	147	16	149	11
Cash payment from ADT Resi/Pentair	19	—	30	—
Special Items	$234	$106	$392	$286

Adjusted Free Cash Flow	$308	$244	$689	$424

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

 TYCO INTERNATIONAL LTD.
ORGANIC GROWTH RECONCILIATION - REVENUE
(in millions)

		Quarter Ended June 27, 2014

		Base Year
	Net Revenue for the Quarter Ended June 28, 2013	Adjustments		Adjusted Fiscal 2013 Base Revenue							Net Revenue for the Quarter Ended June 27, 2014
		Divestitures / Other			Foreign Currency		Acquisitions		Organic Revenue(1)
NA Installation & Services	$966	$(6)	(0.6)%	$960	$(7)	(0.7)%	$5	0.5%	$10	1.0%	$968	0.2%
ROW Installation & Services	971	(20)	(2.1)%	951	—	—%	27	2.8%	23	2.4%	1,001	3.1%
Global Products	600	—	—%	600	1	0.2%	19	3.2%	73	12.2%	693	15.5%
Total Net Revenue	$2,537	$(26)	(1.0)%	$2,511	$(6)	(0.2)%	$51	2.0%	$106	4.2%	$2,662	4.9%

(1) Organic revenue growth percentage based on adjusted fiscal 2013 base revenue.

		Nine Months Ended June 27, 2014

		Base Year
	Net Revenue for the Nine Months Ended June 28, 2013	Adjustments		Adjusted Fiscal 2013 Base Revenue							Net Revenue for the Nine Months Ended June 27, 2014
		Divestitures / Other (2)			Foreign Currency		Acquisitions		Organic Revenue(1)
NA Installation & Services	$2,895	$(42)	(1.5)%	$2,853	$(24)	(0.8)%	$14	0.5%	$21	0.7%	$2,864	(1.1)%
ROW Installation & Services	2,856	(47)	(1.6)%	2,809	(52)	(1.8)%	99	3.5%	53	1.9%	2,909	1.9%
Global Products	1,712	2	0.1%	1,714	(6)	(0.4)%	56	3.3%	99	5.8%	1,863	8.8%
Total Net Revenue	$7,463	$(87)	(1.2)%	$7,376	$(82)	(1.1)%	$169	2.3%	$173	2.3%	$7,636	2.3%

(1) Organic revenue growth percentage based on adjusted fiscal 2013 base revenue.
(2)Amounts include the transfer of a business from NA Installation & Services to Global Products.

Earnings Per Share Summary
(Unaudited)

	Quarter Ended			Quarter Ended				Year Ended
	Dec. 27, 2013	March 28, 2014	June 27, 2014	Dec. 28, 2012	March 29, 2013	June 28, 2013	Sept. 27, 2013	Sept. 27, 2013
Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.52	$0.40	$0.93	$0.30	$0.11	$0.24	$0.29	$0.94

expense / (benefit)

Restructuring and repositioning activities	0.01	0.02	0.05	0.01	0.04	0.10	0.06	0.21

Separation costs included in SG&A	0.02	0.02	0.02	0.01	0.04	0.04	0.02	0.10

(Gains) / losses on divestitures, net included in SG&A	—	—	—	—	0.02	—	0.02	0.04

Acquisition / integration costs	—	—	—	—	—	—	—	0.01

Asbestos	—	—	(0.01)	—	—	0.03	—	0.03

Environmental remediation	—	—	—	0.01	0.12	—	—	0.13

Tyco share of Atkore impairment	—	—	—	—	—	—	0.04	0.03

Legacy legal items	—	—	—	—	—	0.04	—	0.04

Loss on sale of investment	0.01	—	—	—	—	—	—	—

CIT settlement	(0.03)	—	—	—	—	—	—	—

Settlement with former management	(0.11)	—	(0.01)	—	—	—	—	—

Separation costs	—	—	—	0.01	—	0.01	—	0.02

Tax items	—	0.01	0.02	0.01	—	—	0.04	0.04

2012 Tax Sharing Agreement	—	0.01	—	0.02	0.04	—	—	0.07

Gain on sale of Atkore divestiture	—	—	(0.46)	—	—	—	—	—

Total Before Special Items	$0.42	$0.46	$0.54	$0.37	$0.37	$0.46	$0.47	$1.66

Note: Prior periods have been recast to present certain businesses as a discontinued operation.

Tyco International Ltd.
For the Quarter Ended December 28, 2013
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$957		$971		$565		$2,493		$—		$2,493

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$117	12.2%	$95	9.8%	$86	15.2%	$298	12.0%	$46	N/M	$344	13.8%	($21)	($1)	($70)	($4)	($2)	$246	$0.52

Restructuring and repositioning activities	(2)				4		2		7		9				(2)			7	0.01

Separation costs included in SG&A	14						14		1		15				(6)			9	0.02

(Gains) / losses on divestitures, net included in SG&A									(3)		(3)							(3)	—

Acquisition / integration costs			1				1				1							1	—

Settlement with former management									(92)		(92)				36			(56)	(0.11)

Asbestos									1		1				(1)			—	—

IRS litigation costs									1		1							1	—

CIT settlement									(16)		(16)							(16)	(0.03)

Loss on sale of investment			7				7				7							7	0.01

2012 Tax Sharing Agreement														2				2	—

Total Before Special Items	$129	13.5%	$103	10.6%	$90	15.9%	$322	12.9%	($55)	N/M	$267	10.7%	($21)	$1	($43)	($4)	($2)	$198	$0.42

Note: This period has been recast to present certain businesses as a discontinued operation.															Diluted Shares Outstanding				471
															Diluted Shares Outstanding - Before Special Items				471

Tyco International Ltd.
For the Quarter Ended March 28, 2014
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$939		$937		$605		$2,481		$—		$2,481

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$99	10.5%	$112	12.0%	$107	17.7%	$318	12.8%	($61)	N/M	$257	10.4%	($22)	($1)	($39)	($5)	—	$190	$0.40

Restructuring and repositioning activities	3		4		2		9		7		16				(6)			10	0.02

Separation costs included in SG&A	15						15				15				(5)			10	0.02

(Gains) / losses on divestitures, net included in SG&A			1				1				1							1	—

Acquisition / integration costs			1				1				1							1	—

IRS litigation costs									(1)		(1)							(1)	—

Separation costs									1		1							1	—

Tax items															4			4	0.01

2012 Tax Sharing Agreement														3				3	0.01

Total Before Special Items	$117	12.5%	$118	12.6%	$109	18.0%	$344	13.9%	($54)	N/M	$290	11.7%	($22)	$2	($46)	($5)	—	$219	$0.46

Note: This period has been recast to present certain businesses as a discontinued operation.															Diluted Shares Outstanding				469
															Diluted Shares Outstanding - Before Special Items				469

Tyco International Ltd.
For the Quarter Ended June 27, 2014
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$968		$1,001		$693		$2,662		$—		$2,662

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$117	12.1%	$101	10.1%	$136	19.6%	$354	13.3%	($58)	N/M	$296	11.1%	($20)	—	($55)	$215	($2)	$434	$0.93

Restructuring and repositioning activities	6		11		3		20		10		30				(9)			21	0.05

Separation costs included in SG&A	11						11				11				(1)			10	0.02

Acquisition / integration costs					1		1				1							1	—

Settlement with former management									(4)		(4)				1			(3)	(0.01)

Asbestos									(6)		(6)				3			(3)	(0.01)

Tax items															9			9	0.02

Gain on sale of Atkore divestiture																(216)		(216)	(0.46)

Total Before Special Items	$134	13.8%	$112	11.2%	$140	20.2%	$386	14.5%	($58)	N/M	$328	12.3%	($20)	$—	($52)	($1)	($2)	$253	$0.54

															Diluted Shares Outstanding				466
															Diluted Shares Outstanding - Before Special Items				466

Tyco International Ltd.
For the Quarter Ended December 28, 2012
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$976		$953		$534		$2,463		$—		$2,463

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$108	11.1%	$94	9.9%	$74	13.9%	$276	11.2%	($61)	N/M	$215	8.7%	($20)	($9)	($35)	($6)	($2)	$143	$0.30

Restructuring, net			4		2		6		1		7				(1)			6	0.01

Separation costs included in SG&A	12						12		1		13				(5)			8	0.01

(Gains) / losses on divestitures, net included in SG&A									(3)		(3)							(3)	—

Acquisition / integration costs					1		1				1							1	—

Asbestos									(1)		(1)							(1)	—

Environmental remediation					6		6				6				(2)			4	0.01

Separation costs									5		5							5	0.01

Tax items															4			4	0.01

2012 Tax Sharing Agreement														10				10	0.02

Total Before Special Items	$120	12.3%	$98	10.3%	$83	15.5%	$301	12.2%	($58)	N/M	$243	9.9%	($20)	$1	($39)	($6)	($2)	$177	$0.37

Note: This period has been recast to present certain businesses as a discontinued operation.															Diluted Shares Outstanding				473
															Diluted Shares Outstanding - Before Special Items				473

Tyco International Ltd.
For the Quarter Ended March 29, 2013
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$953		$932		$578		$2,463		$—		$2,463

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$79	8.3%	$79	8.5%	—	—	$158	6.4%	($61)	N/M	$97	3.9%	($22)	($20)	$2	($6)	$2	$53	$0.11

Restructuring and repositioning activities	6		13		3		22		4		26				(7)			19	0.04

Separation costs included in SG&A	16						16				16				3			19	0.04

(Gains) / losses on divestitures, net included in SG&A	3		1				4		5		9							9	0.02

Asbestos									(1)		(1)				1			—	—

Environmental remediation					94		94				94				(37)			57	0.12

2012 Tax Sharing Agreement														20				20	0.04

Total Before Special Items	$104	10.9%	$93	10.0%	$97	16.8%	$294	11.9%	($53)	N/M	$241	9.8%	($22)	—	($38)	($6)	$2	$177	$0.37

Note: This period has been recast to present certain businesses as a discontinued operation.															Diluted Shares Outstanding				474
															Diluted Shares Outstanding - Before Special Items				474

Tyco International Ltd.
For the Quarter Ended June 28, 2013
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products			Segment Revenue			Corporate and Other		Total Revenue
Revenue (GAAP)	$966		$971		$600			$2,537			$—		$2,537

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products		Margin	Segment Operating Income	Margin		Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$88	9.1%	$77	7.9%	$114		19.0%	$279	11.0%		($117)	N/M	$162	6.4%	($20)	($1)	($23)	($6)	—	$112	$0.24

Restructuring and repositioning activities	16		34		5			55			3		58				(11)			47	0.10

Separation costs included in SG&A	12							12			6		18				(3)			15	0.04

(Gains) / losses on divestitures, net included in SG&A	1							1			3		4				(2)			2	—

Acquisition/integration costs			1					1					1							1	—

Asbestos											12		12				(1)			11	0.03

Legacy legal items						—				—	27		27				(9)			18	0.04

Separation costs											4		4							4	0.01

Tax items																	2			2	—

2012 Tax Sharing Agreement																1				1	—

Total Before Special Items	$117	12.1%	$112	11.5%	$119		19.8%	$348	13.7%		($62)	N/M	$286	11.3%	($20)	—	($47)	($6)	—	$213	$0.46

Note: This period has been recast to present certain businesses as a discontinued operation.																	Diluted Shares Outstanding				471
																	Diluted Shares Outstanding - Before Special Items				471

Tyco International Ltd.
For the Quarter Ended September 27, 2013
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$996		$987		$627		$2,610		$—		$2,610

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$113	11.3%	$83	8.4%	$119	19.0%	$315	12.1%	($80)	N/M	$235	9.0%	($22)	$1	($52)	($30)	$3	$135	$0.29

Restructuring and repositioning activities	14		12		2		28		11		39				(14)			25	0.06

Separation costs included in SG&A	9						9		5		14				(8)			6	0.02

(Gains) / losses on divestitures, net included in SG&A	(3)		13				10				10							10	0.02

Acquisition / integration costs			1		1		2				2							2	—

Asset impairment charges			1				1				1							1	—

Asbestos									2		2							2	—

Tyco share of Atkore impairment																21		21	0.04

Separation costs									(1)		(1)							(1)	—

Tax items															16			16	0.04

2012 Tax Sharing Agreement														1				1	—

Total Before Special Items	$133	13.4%	$110	11.1%	$122	19.5%	$365	14.0%	($63)	N/M	$302	11.6%	($22)	$2	($58)	($9)	$3	$218	$0.47

Note: This period has been recast to present certain businesses as a discontinued operation.															Diluted Shares Outstanding				471
															Diluted Shares Outstanding - Before Special Items				471

Tyco International Ltd.
For the Year Ended September 27, 2013
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$3,891		$3,843		$2,339		$10,073		$—		$10,073

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$388	10.0%	$333	8.7%	$307	13.1%	$1,028	10.2%	($319)	N/M	$709	7.0%	($84)	($29)	($108)	($48)	$3	$443	$0.94

Restructuring and repositioning activities	36		63		12		111		19		130				(33)			97	0.21

Separation costs included in SG&A	49						49		12		61				(13)			48	0.10

(Gains) / losses on divestitures, net included in SG&A	1		14				15		5		20				(2)			18	0.04

Acquisition / integration costs			2		2		4				4							4	0.01

Asset impairment charges			1				1				1							1	—

Asbestos									12		12							12	0.03

Environmental remediation					100		100				100				(39)			61	0.13

Tyco share of Atkore impairment																21		21	0.03

Legacy legal items									27		27				(9)			18	0.04

Separation costs									8		8							8	0.02

Tax items															22			22	0.04

2012 Tax Sharing Agreement														32				32	0.07

Total Before Special Items	$474	12.2%	$413	10.7%	$421	18.0%	$1,308	13.0%	($236)	N/M	$1,072	10.6%	($84)	$3	($182)	($27)	$3	$785	$1.66

Note: This period has been recast to present certain businesses as a discontinued operation.															Diluted Shares Outstanding				472
															Diluted Shares Outstanding - Before Special Items				472